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     [LETTERHEAD OF RYDER SCOTT COMPANY/PETROLEUM ENGINEERS APPEARS HERE]


                                 Exhibit 23.6

                        RYDER SCOTT COMPANY CONSENT


      We consent to the description of our report dated January 1, 1995, in the Annual Report on Form 10-K of Brock Exploration Corporation for the year ended December 31, 1994 which is incorporated by reference in the Proxy Statement of Brock Exploration Corporation.

                  /s/ RYDER SCOTT COMPANY
                  /s/ PETROLEUM ENGINEERS
                      RYDER SCOTT COMPANY
                      PETROLEUM ENGINEERS

HOUSTON, TEXAS
February 12, 1996